                            SCHEDULE 14A INFORMATION
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Company /X/
Filed by a Party other than the Company /_/

Check the appropriate box:
/_/  Preliminary Proxy Statement
/_/ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/_/  Definitive Additional Materials
/_/  Soliciting Material Rule 14a-12

                               BCSB BANKCORP, INC.
--------------------------------------------------------------------------------
                  (Name of Company as Specified in Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than the Company)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/_/  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

     2.  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

     4.  Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

     5.  Total fee paid:

         -----------------------------------------------------------------------

/_/      Fee paid previously with preliminary materials:
                                                        ------------------------
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1.  Amount Previously Paid:

             -------------------------------------------------------------------

         2.  Form, Schedule or Registration Statement No.:

             -------------------------------------------------------------------

         3.  Filing Party:

             -------------------------------------------------------------------

         4.  Date Filed:

             -------------------------------------------------------------------

                                January 10, 2005




Dear Stockholder:

         We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of BCSB Bankcorp, Inc. (the "Company") to be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 9, 2004, at 4:00 p.m., eastern time.

         The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Baltimore County Savings Bank, F.S.B. (the "Bank"), the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

         ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

         On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                         Sincerely,

                                         /s/ Gary C. Loraditch

                                         Gary C. Loraditch
                                         President

--------------------------------------------------------------------------------

                               BCSB BANKCORP, INC.
                          4111 E. JOPPA ROAD, SUITE 300
                            BALTIMORE, MARYLAND 21236

--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 9, 2005
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of BCSB Bankcorp, Inc. (the "Company") will be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 9, 2005, at 4:00 p.m., eastern time.

         A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

         The Annual Meeting is for the purpose of considering and acting upon the following matters:

                  1. The election of three directors of the Company for three-year terms;

                  2. The ratification of the appointment of Stegman & Company Professional Association as independent certified public accountants of the Company for the fiscal year ending September 30, 2005; and

                  3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors is not aware of any other business to come before the Annual Meeting.

         Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 29, 2004, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

         You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ David M. Meadows

                                        David M. Meadows
                                        Secretary
Baltimore, Maryland
January 10, 2005

         IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                               BCSB BANKCORP, INC.
                          4111 E. JOPPA ROAD, SUITE 300
                            BALTIMORE, MARYLAND 21236
--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 9, 2005
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

         This Proxy Statement is furnished to stockholders of BCSB Bankcorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 9, 2005, at 4:00 p.m., eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about January 10, 2005.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to David M. Meadows, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

         Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW AND FOR THE OTHER PROPOSITION STATED. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

--------------------------------------------------------------------------------
                    VOTING SECURITIES AND SECURITY OWNERSHIP
--------------------------------------------------------------------------------

         The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on December 29, 2004 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 5,899,173 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

         Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officers of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.


                                                  SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED                          PERCENT OF
                                                     AT RECORD DATE (1)                           CLASS (2)
                                                     ------------------                          ----------
 Persons Owning Greater than 5%:
 ------------------------------
   Baltimore County Savings Bank, M.H.C.                     3,754,960                             63.7%
   4111 E. Joppa Road, Suite 300
   Baltimore, Maryland  21236

   BCSB Bankcorp, Inc.                                        447,938 (3)                           7.6
     Employee Stock Ownership Plan et. al.
   4111 E. Joppa Road Suite 300
   Baltimore, Maryland  21236

 Directors:
   H. Adrian Cox                                               36,434                               *
   Henry V. Kahl                                               32,604                               *
   Gary C. Loraditch                                           45,159                               *
   William M. Loughran                                         33,583                               *
   John J. Panzer, Jr.                                         59,419                               *
   P. Louis Rohe                                               37,651                               *
   Michael J. Klein                                             9,547                               *
   William J. Kappauf, Jr.                                      4,746                               *

 All directors and executive                                  283,225                               4.8%
   officers of the Company
   as a group (11 persons)

-----------------------------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. The listed amounts include 13,000, 12,500, 13,000, 3,000, 13,000, 12,000, 3,000, 3,000 and 77,000 shares that Directors Cox, Kahl, Loraditch, Loughran, Panzer, Jr., Rohe, Klein and Kappauf and all directors and executive officers of the Company as a group, respectively, have the right to acquire upon the exercise of options exercisable within 60 days of the Record Date. The listed amounts do not include shares with respect to which Directors Henry V. Kahl, H. Adrian Cox and William J. Kappauf, Jr. have voting power by virtue of their positions as trustees of the trusts holding 175,076 shares under the Company's Employee Stock Ownership Plan (the "ESOP") and 126,957 shares under the Baltimore County Savings Bank, F.S.B. (the "Bank") Deferred Compensation Plan (the "DCP"), nor 51,200 shares as to which such individuals share dispositive power by virtue of their positions as directors of Baltimore County Savings Bank Foundation, Inc. (the "Foundation"), nor 32,618 shares with respect to which Directors Kahl, Cox, Panzer have voting power by virtue of their positions as trustees of the Management Recognition Plan ("MRP") trust. ESOP shares are held in a suspense account for future allocation among participants as the loan used to purchase the shares is repaid. Shares held by the ESOP trust and allocated to the accounts of participants are voted in accordance with the participants' instructions, and unallocated shares are voted in the same ratio as ESOP participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment. As of the Record Date, 109,754 shares had been allocated. Shares held by the DCP trust are voted in the same proportion as are the shares held by the ESOP trust. The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust. Shares held by the Foundation are voted in the same ratio as all other shares of Common Stock are voted. The shares held by the DCP trust are held for the benefit of directors in the following amounts: Mr. Cox, 14,147 shares; Mr. Kahl, 13,212 shares; Mr. Loraditch, 8,958 shares; Mr. Loughran, 8,958 shares; Mr. Panzer 34,402 shares; Mr. Rohe, 12,618 shares; Mr. Klein, 3,503 shares; and Mr. Kappauf, 646 shares. Such directors bear the economic risk associated with such shares.
 (2) Based on a total of 5,899,173 shares of Common Stock outstanding at the Record Date.
 (3) Includes 175,076 shares owned by the ESOP, 126,957 shares owned by the DCP, 62,087 shares owned by the Bank's 401(k) Plan, 32,618 shares owned by the MRP trust and 51,200 shares owned by the Foundation. Henry V. Kahl, H. Adrian Cox and William J. Kappauf, Jr., who serve as directors of the Company, serve as trustees of the ESOP and the

         DCP and serve as three of the Foundation's eight directors. Such individuals share voting power over shares held by the ESOP and the DCP and share dispositive power over shares held by the DCP trust and the Foundation. Henry V. Kahl, H. Adrian Cox and John J. Panzer, Jr. who serve as directors of the Company, serve as trustees of the MRP trust. The trustees of the MRP trust share voting and dispositive power over the shares held by the MRP trust. The Bank is the trustee of the 401(k) Plan assets invested in Common Stock, and in their capacities as directors of the Bank, Messrs. Kahl, Cox and Kappauf share voting and dispositive power over shares held by the 401(k) Plan. In their individual capacity, such individuals disclaim beneficial ownership of shares held by the ESOP, the DCP, the MRP trust, the 401(k) Plan and the Foundation.
 *       Less than 1% of outstanding Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

         The Company's Charter requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, three directors will be elected for terms expiring at the 2008 Annual Meeting. The Board of Directors has nominated Henry V. Kahl, P. Louis Rohe and Michael J. Klein to serve as directors for a three-year period. All nominees currently are members of the Board. Under Federal law and the Company's Bylaws, directors are elected by a plurality of the votes at a meeting at which a quorum is present.

         It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

         The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1998 in connection with the incorporation and organization of the Company, except that Mr. Michael J. Klein was appointed a director of the Company and the Bank on November 28, 2001 and William J. Kappauf was appointed a director of the Company and the Bank on March 27, 2002. Each director of the Company also is a member of the Board of Directors of the Bank.

                                                                 YEAR FIRST
                                            AGE AT               ELECTED AS             CURRENT
                                          SEPTEMBER 30,          DIRECTOR OF             TERM
                NAME                         2004                 THE BANK             TO EXPIRE
                ----                        -------              ----------            ---------

                                 BOARD NOMINEES FOR TERMS TO EXPIRE IN 2008

        Henry V. Kahl                         61                    1989                 2005
        P. Louis Rohe                         82                    1955                 2005
        Michael J. Klein                      49                    2001                 2005

                                      DIRECTORS CONTINUING IN OFFICE

        Gary C. Loraditch                     50                    1991                 2006
        William J. Kappauf, Jr.               58                    2002                 2006
        H. Adrian Cox                         60                    1987                 2007
        William M. Loughran                   59                    1991                 2007
        John J. Panzer, Jr.                   62                    1991                 2007

         Set forth below is biographical information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

         HENRY V. KAHL is an Assessor Supervisor with the State of Maryland Department of Assessments & Taxation in Baltimore, Maryland.

         P. LOUIS ROHE has been retired for approximately 11 years. Prior to his retirement, Mr. Rohe was an attorney. He has been a director of the Bank since its incorporation in 1955.

         MICHAEL J. KLEIN is Vice President of Klein's Super Markets, a family owned chain of supermarkets, with locations throughout Harford County, Maryland. Mr. Klein is also Vice President and partner in several other family owned businesses including Forest Hill Lanes, Inc., Colgate Investments, LLP and Riverside Parkway, LTD.

         GARY C. LORADITCH was named President of the Company, the Bank and the MHC effective January 4, 1999. Previously, he served as Vice President, Secretary and Treasurer of the Bank. He is a certified public accountant and an attorney. Mr. Loraditch joined the Bank in 1974.

         WILLIAM J. KAPPAUF, JR. is Director of Cash Management of Baltimore Gas & Electric Company, Baltimore, Maryland. He is a certified public accountant.

         H. ADRIAN COX is an insurance agent with Rohe and Rohe Associates, Inc. in Baltimore, Maryland. Mr. Cox also is employed as a real estate agent with Century 21 Horizon Realty, Inc. in Baltimore, Maryland.

         WILLIAM M. LOUGHRAN was named Senior Vice President of the Bank effective January 4, 1999. He also serves as Vice President of the Company and Baltimore County Savings Bank, M.H.C. (the "MHC"). Prior to being named Senior Vice President, he served as Vice President of the Bank in charge of lending operations. Mr. Loughran joined the Bank in 1973.

         JOHN J. PANZER, JR. has been a self-employed builder of residential homes since 1971.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following sets forth information with respect to executive officers of the Company who do not serve on the Board of Directors.

                                   AGE
                                AS OF THE
 NAME                          RECORD DATE                    TITLE
 ----                          -----------                    -----

 Bonnie M. Klein                    49             Vice President and Treasurer of the Company and the Bank

 David M. Meadows                   48             Vice President, General Counsel and Secretary of the Company
                                                   and the Bank

 Kellie T. Rychwalski               40             Vice President, Retail Banking

         BONNIE M. KLEIN joined the Bank in 1975 and has served in various capacities of increasing responsibility since then. She was named Vice President and Treasurer of the Company and the Bank effective January 4, 1999. She is a Certified Public Accountant.

         DAVID M. MEADOWS was named Vice President, General Counsel and Secretary of the Company and the Bank effective January 4, 1999. Previously, he was a Partner in the law firm of Moore, Carney, Ryan and Lattanzi, L.L.C.

         KELLIE T. RYCHWALSKI joined the Bank in 1984 and has served in various capacities of increasing responsibility. She was named Vice President of Retail Banking effective July 4, 1999.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Boards of Directors of the Company and the Bank meet monthly and may have additional special meetings. During the year ended September 30, 2004, the Board of Directors of the Company met 13 times and the Board of Directors of the Bank met 12 times. All directors attended at least 75% in the aggregate of the total number of Company or Bank Board of Directors meetings held during the year ended September 30, 2003 and the total number of meetings held by committees on which he served during such fiscal year.

         AUDIT COMMITTEE. The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board of Directors' Audit Committee consists of Directors Kahl, Cox, Panzer and Kappauf. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Company's Board of Directors has determined that one member of the Audit Committee, William J. Kappauf, Jr., qualifies as an "audit committee financial expert" as defined in Section 401(h) of Regulation S-K promulgated by the Securities Exchange Commission. Director Kappauf is "independent," as such term is defined in Item 7(d)(3)(iv)(A) of
Schedule 14A under the Exchange Act. The Committee met 4 times during the year ended September 30, 2004 to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Bank and to review internal accounting controls. The Company's Board of Directors has adopted a written charter for the Audit Committee.

         COMPENSATION COMMITTEE. The Bank Board of Directors' Compensation Committee consists of Directors Cox, Kahl, Rohe, Panzer, Klein and Kappauf. The Compensation Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Compensation Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. The Compensation Committee met two times during the fiscal year ended September 30, 2004.

         NOMINATING COMMITTEE. The Board of Directors' Nominating Committee nominates directors to be voted on at the Annual Meeting and recommends nominees to fill any vacancies on the Board of Directors. The Nominating Committee consists of Directors H. Adrian Cox, John J. Panzer, Jr. and William J. Kappauf, Jr. The members of the Nominating Committee are "independent directors" as defined in Nasdaq listing standards. The Board of Directors has adopted a Charter for the Nominating Committee, a copy of which is attached hereto as Appendix A. The Nominating Committee met once during the year ended September 30, 2004.

         It is the policy of the Nominating Committee to consider director candidates recommended by security holders who appear to be qualified to serve on the Company's Board of Directors. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder's recommendation of a director nominee no later than October 1 preceding the annual meeting of stockholders. Notice should be provided to: Corporate Secretary, BCSB Bankcorp, Inc., 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236. Such notice must contain the following information:

        o     The name of the person recommended as a director candidate;

        o All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

        o The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

        o As to the shareholder making the recommendation, the name and address, as he or she appears on the Company's books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company's common stock, the shareholder should submit his or her name and address, along with a current written statement from the record holder of the shares that reflects ownership of the Company's common stock; and

        o A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

         In its deliberations, the Nominating Committee considers a candidate's personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank's market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies in the Board, the Nominating Committee solicits the Company's then current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select a candidate based on the candidate's qualifications and the Board's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.

         With respect to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director's Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

         BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS. The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, BCSB Bankcorp, Inc., 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board's responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.

         Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. All of the Company's directors attended the Company's 2004 Annual Meeting of Stockholders.

EXECUTIVE COMPENSATION

         SUMMARY COMPENSATION TABLE. The following table sets forth the cash and noncash compensation for the last fiscal year awarded to or earned by the executive officers of the Company in fiscal 2004 that exceeded $100,000 for services rendered in all capacities to the Company, the Bank and their affiliates.

                                                                             LONG-TERM COMPENSATION
                                                                             ----------------------
                                        ANNUAL COMPENSATION                          AWARDS
                           ----------------------------------------------    ----------------------
                                                                            RESTRICTED   SECURITIES
NAME AND                                                   OTHER ANNUAL       STOCK      UNDERLYING     ALL OTHER
PRINCIPAL POSITION         YEAR    SALARY      BONUS      COMPENSATION(1)    AWARDS(2)   OPTIONS (#)   COMPENSATION
------------------         ----    ------      -----      ---------------    ---------   -----------   ------------
Gary C. Loraditch          2004   $255,102    $38,591            --           $16,810           --       $24,714(3)
   President               2003    225,875     45,732            --            24,375           --        28,884
                           2002    191,706     28,493            --            22,750        6,000        21,850

William M. Loughran        2004    180,908     27,529            --            16,810           --        23,632(3)
   Senior Vice President   2003    161,588     32,932            --            24,375           --        25,575
                           2002    149,902     21,851            --            22,750        6,000        19,054

David M. Meadows           2004    134,738     13,499            --             8,405           --        17,301(3)
   Vice President, General 2003    121,384     16,152            --            12,188           --        16,761
   Counsel and Secretary   2002    105,302     10,519            --            11,375        3,000        14,234

Bonnie M. Klein            2004    119,444     11,514            --             8,405           --        14,977(3)
   Vice President          2003    103,300     13,262            --            12,188           --        13,922
   and Treasurer           2002     92,994      8,483            --            11,375        3,000        12,667

     --------------------------------
     (1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 2004 did not exceed the lesser of 10% of the executive officer's salary and bonus or $50,000.
     (2) Amounts shown in the table are based on the average of the high and low sales price of the Common Stock of $11.375 as quoted on the Nasdaq National Market on the date of grant, July 24, 2002. The restricted Common Stock awarded vests at the rate of 25% per year following the date of grant, with the first 25% vesting on July 24, 2003. As of September 30, 2004, based on the average of the high and low sale price of the Common Stock of $16.81, as reported on the Nasdaq National Market, the aggregate value of the unvested 1,000, 1,000, 500 and 500 shares of restricted Common Stock held by Messrs. Loraditch, Loughran and Meadows and Ms. Klein, respectively, was $16,810, $16,810, $8,405 and $8,405, respectively. In the event the Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted stock is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
     (3)  Amounts include $12,577, $11,495, $8,644 and $7,564 of matching contributions paid by the Bank pursuant to the Bank's 401(k) Plan for the benefit of Messrs. Loraditch, Loughran and Meadows and Ms. Klein, respectively, and $12,137, $12,137, $8,657 and $7,413 in stock allocated to the accounts of Messrs. Loraditch, Loughran and Meadows and Ms. Klein, respectively, under the ESOP.

         FISCAL YEAR-END OPTION VALUES. The following table sets forth information concerning the value as of September 30, 2004 of options held by the executive officers named in the Summary Compensation Table set forth above.

                            NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                           UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                          OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END (1)
                          ---------------------------   ----------------------------
NAME                     EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                     -----------    -------------   -----------    -------------

Gary C. Loraditch         13,000            3,000        $104,420        $16,320
William M. Loughran        3,000            3,000          16,320         16,320
David M. Meadows           1,500            1,500           8,160          8,160
Bonnie M. Klein            1,500            1,500           8,160          8,160
-----------

(1) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of underlying Common Stock at September 30, 2004, determined based on the closing sale price of the Common Stock of $16.81 as quoted on the Nasdaq National Market System and the exercise prices of the options.

         CHANGE-IN-CONTROL SEVERANCE AGREEMENTS. The Bank's Severance Agreements with Officers Loraditch, Loughran, Meadows and Klein (collectively, the "Employees") have a term ending on the earlier of (a) 36 months after their recent renewal on September 22, 2004 and (b) the date on which the Employee terminates employment with the Bank. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one-year periods beyond the then effective expiration date upon a determination by the Board of Directors that the performance of these individuals has met the required performance standards and that such Severance Agreements should be extended. An Employee becomes entitled to collect severance benefits under the Severance Agreement in the event of the Employee's (a) voluntary termination of employment (i) within 30 days following a change of control or (ii) within 30 days of certain specified events that both occur during the Covered Period (defined below) and constitute a Change in Duties, or (b) involuntary termination of employment for any reason other than "for Cause" during the period that begins 12 months before a change in control and ends 18 months after a change in control (the "Covered Period").

         In the event an Employee becomes entitled to receive severance benefits, the Employee will (i) be paid an amount equal to (i) 2.99 times the annualized base salary paid to the Employee in the immediately preceding 12-month period (excluding board fees and bonuses) and (ii) will receive either cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the second annual anniversary date of his termination of employment or continued participation in such benefit plans through the second annual anniversary date of his termination of employment, to the extent the Employee would continue to qualify for participation therein. The Severance Agreements provide that within 10 business days of a change of control, the Bank shall fund, or cause to be funded, a trust in the amount necessary to pay amounts owed to the Employees as a result of the change of control. The amount to be paid to an Employee from this trust upon his or her termination is determined according to the procedures outlined in the Severance Agreements, and any money not paid to the Employee is returned to the Bank.

         The aggregate payments that would be made to Officers Loraditch, Loughran, Meadows and Klein assuming termination of employment under the foregoing circumstances at September 30, 2004, would have been approximately $2,340,000. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that one of these Employees prevails over the Bank in a legal dispute as to the Severance Agreement, he or she will be reimbursed for legal and other expenses.

DIRECTOR COMPENSATION

         FEES. The Chairman of the Board of Directors receives a monthly retainer of $1,250 per month, and all other nonemployee directors receive $1,000 per month. Each nonemployee director also receives a fee of $250 per each regular and special Board and committee meeting attended. Directors who serve as officers of the Company or the Bank do not receive additional compensation for their service as directors.

         DEFERRED COMPENSATION PLANS. The Bank maintains a Deferred Compensation Plan (the "DCP"), which is a restatement of the Bank's Directors' Retirement Plan, for directors and select executive officers. The Bank also maintains a Cash Deferred Compensation Plan (the "Cash DCP") for directors. Prior to each plan year, each non-employee director may elect to defer receipt of all or part of his future fees (including retainers), and any other participant may elect to defer receipt of up to 25% of salary or 100% of bonus compensation. On each September 30 beginning with 1998, each DCP participant who has between three and 12 years of service as a director will have his account credited with $6,222. A participant who, after the DCP's effective date, completes three years of service as a director, will have his account credited with $24,000 on the September 30 following completion of three years of service. The participant is entitled to elect to contribute deferred amounts to the DCP or the Cash DCP, or to split deferred amounts between the DCP and the Cash DCP in such percentages as the participant may elect. All amounts credited to a participant's account under the DCP are converted into the right to receive a fixed number of shares of Common Stock equal to the amount credited divided by the market price of the Common Stock. Amounts credited to the participant's account under the Cash DCP are credited with the investment return which would have resulted if such amounts had been invested in the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Each participant may make an election to receive Common Stock distributions from the DCP and/or cash distributions from the Cash DCP, as the case may be, either in a lump sum or in annual installments over a period up to ten years. During the year ended September 30, 2004, the Bank credited $6,222 under the DCP and the Cash DCP to each of Directors Loraditch, Loughran and Panzer.

         The Bank has established a grantor trust and may, at any time or from time to time, make additional contributions to the trust. In the event of a change in control, the Bank will contribute to the trust an amount sufficient to provide the trust with assets having an overall value equal to the aggregate account balances under the Plan. The trust's assets are subject to the claims of the Bank's general creditors and are available for eventual payments to participants.

         INCENTIVE COMPENSATION PLAN. The Bank's Board of Directors adopted the Incentive Compensation Plan (the "ICP"), effective October 1, 1994. The ICP is administered by the Executive Committee, which is appointed by the Bank's Board of Directors. Under the ICP, each eligible director and employee receives annual cash bonus awards based on the Bank's performance under criteria specified in the ICP. In addition, pursuant to the terms of the ICP, directors are permitted to make deferral elections, and to elect to have the rate of return on their deferrals measured by either the Multiplier times 1.5% or the highest 12-month CD rate. During the year ended September 30, 2004, the Bank paid $3,215, $3,719, $38,591, $27,529, $3,172, $3,042, $3,042 and $3,302 to
 Directors Cox, Kahl, Loraditch, Loughran, Panzer, Rohe, Klein and Kappauf, respectively, pursuant to the ICP.

         STOCK BENEFIT PLANS. Directors are also eligible to receive awards under the Company's stock option plan and MRP, which became effective on July 15, 1999. During the year ended September 30, 2004, directors did not receive any awards under the option plan or the MRP.

         REIMBURSEMENT FOR TAX ADVICE. The Bank's Board of Directors has also adopted a policy to reimburse designated directors and officers for expenses they incur in connection with professional tax, estate planning or financial advice they obtain related to the benefits they receive under the stock and non-stock related benefit plans of the Bank and the Company. Reimbursements are limited to $1,000 for each eligible individual during any fiscal year, with a one-time allowance not to exceed $5,000 for estate planning expenses. The level of annual reimbursements may be increased to $2,000 on a one-time basis in the event of a change in control of the Company. No reimbursements were made by the Bank during the year ended September 30, 2004.

 TRANSACTIONS WITH MANAGEMENT

         The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. At September 30, 2004, the Bank had $1.2 million in loans outstanding to directors and executive officers.

         Director Michael J. Klein is a member holding a 20% ownership interest in Colgate Investments, LLC, a limited liability company that owns real property that the Bank leases for a branch office site. The Bank paid $57,000 in rent to Colgate Investments, LLC during the year ended September 30, 2004. The annual rent will increase to $65,000 during the year ending September 30, 2005. The remaining 80% of Colgate Investments, LLC is owned by Mr. Klein's immediate family members.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         OVERVIEW AND PHILOSOPHY. The Company's executive compensation policies are established by the Compensation Committee of the Board of Directors (the "Committee") composed of six outside directors. The Committee is responsible for developing the Company's executive compensation policies. The Company's President, under the direction of the Committee, implements the Company's executive compensation policies. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

         o To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

         o To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long-term operating results and strategic objectives.

         o To correlate, as closely as possible, executive officers' receipt of compensation with the attainment of specified performance objectives.

         o To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term shareholder value.

         o To attract and retain top performing executive officers for the long-term success of the Company.

         o To facilitate stock ownership through the granting of stock options.

         In furtherance of these objectives, the Committee has determined that there should be various components of executive compensation: base salary, a cash bonus, and a stock option plan, a restricted stock plan, a 401(k) plan and ESOP designed to provide long-term incentives through the facilitation of stock ownership in the Company.

         BASE SALARY. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other savings bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. The Committee's objective is to provide for base salaries that are competitive with those paid by the Company's peers.

         CASH BONUS. The executive officers of Company are eligible to receive a formula-based annual bonus pursuant to the Incentive Compensation Plan ("ICP"). The Company's executive officers can receive a maximum bonus equal to 2.5% of base salary times a multiplier described in the ICP. The multiplier is a Company and Bank performance evaluation formula which takes into consideration performance as measured by the following factors: return on assets, return on equity, net profits and losses, an efficiency factor, the CRA rating, the CAMELS rating, a deposit factor and a compliance rating factor. Each factor is either a ratio derived from comparing the Company's performance to that of its peer group, a ratio derived from comparing the current year end results with the Company's results from the prior year or a percentage assigned based on regulatory ratings. The formula is not subject to the discretion of the Executive Committee.

         EQUITY COMPENSATION. The Committee believes that equity compensation is also an important element of compensation because it provides executives with incentives linked to the performance of the Common Stock. The Company awards stock options under its stock option plan and restricted stock under the MRP and maintains the ESOP as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. Although there is no specific formula, in determining the level of options granted or restricted stock awards made under the MRP, the Committee takes into consideration an executive's position, duties and responsibilities, the value of their services to the Company, the Bank and the MHC and other relevant factors. No options or restricted stock were awarded to executive officers for fiscal year ended September 30, 2004. No options held by any executive officer of the Company were repriced during the past fiscal year. Stock is allocated annually to all employees including executive officers, under the ESOP in accordance with the terms of that plan.

         COMPENSATION OF THE PRESIDENT. The Committee determines the President's compensation on the basis of several factors. In determining Mr. Loraditch's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated savings banks and non-diversified banks and other financial institutions of similar size. The Committee believes that Mr. Loraditch's base salary is generally competitive with or below the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable. For the fiscal year ended September 30, 2004, Mr. Loraditch also received bonus compensation computed under the formula set forth in the ICP of $38,591.

         The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                                   MEMBERS OF THE COMPENSATION COMMITTEE

                                   H. Adrian Cox
                                   Henry V. Kahl
                                   P. Louis Rohe
                                   John J. Panzer, Jr.
                                   Michael J. Klein
                                   William J. Kappauf, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company and the Bank had no "interlocking" relationships that existed during the year ended September 30, 2004 in which (i) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Bank and the Company), one of whose executive officers served on the Audit Committee of the Company or the Bank, (ii) any executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Audit Committee of the Company or the Bank, or
(iii) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Company and the Bank), one of whose executive officers served as a member of the Company or the Bank's Board of Directors. No member of the Compensation Committee of the Company or the Bank was (a) an officer or employee of the Company or the Bank or any of its subsidiaries during the fiscal year ended September 30, 2004, (b) a former officer of the Company or the Bank or any of its subsidiaries, or (c) an insider (I.E., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Company and directly or indirectly engaged in transactions with the Company, the Bank, or any subsidiary involving more than $60,000 during the fiscal year ended September 30, 2004.

COMPARATIVE STOCK PERFORMANCE GRAPH

         The graph and table which follow show the cumulative total return on the Common Stock during the period from September 30, 1999 through September 30, 2004 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq Stock Market and (2) the total cumulative return of savings institutions and savings institution holding companies traded on the Nasdaq Stock Market. The comparison assumes $100 was invested on September 30, 1998 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  SEPTEMBER 30, 1999 THROUGH SEPTEMBER 30, 2004


         [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq Stock Market and $100 invested in savings institutions and savings institutions holding companies whose equity securities are traded on the Nasdaq Stock Market. Line graph plots the cumulative total return from September 30, 1998 to September 30, 2004. Plot points are provided below.]


                                  9/30/98     9/30/99     9/30/00     9/30/01    9/30/02     9/30/03    9/30/04
                                  -------     -------     -------     -------    -------     -------    -------
  COMPANY                          $100       $ 67.02     $ 65.23     $114.73    $143.17     $190.83    $199.61
  NASDAQ                           $100        163.09      218.53       89.46      70.21      107.55     114.78
  NASDAQ SAVINGS INSTITUTIONS      $100         96.60       97.53      126.27     157.95      225.98     270.56

--------------------------------------------------------------------------------
             PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

         The appointment of the auditors must be approved by a majority of the votes cast by the stockholders of the Company at the Annual Meeting. The Board of Directors recommends that stockholders vote "FOR" the approval of the appointment of auditors.

         The Audit Committee of the Board of Directors has retained Stegman & Company Professional Association ("Stegman") to be the Company's independent auditors for the 2005 fiscal year, subject to ratification by the Company's stockholders. A representative of Stegman will be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions. No representative of the Company's independent auditors for the 2004 fiscal year, Beard Miller Company LLP ("Beard Miller"), is expected to be present at the Annual Meeting.

         Anderson Associates LLP ("Anderson"), independent public accountants, served as the Company's auditors for the 2003 fiscal year. On January 2, 2004, Anderson announced that it was joining Beard Miller to become Beard Miller's Baltimore office. As a result, on January 2, 2004, Anderson resigned as independent auditors of the Company. On January 2, 2004, the Company engaged Beard Miller as its successor independent audit firm. The Company's engagement of Beard Miller was approved by the Company's Audit Committee on January 2, 2004.

         Anderson served as the Company's independent accountants to audit the Company's consolidated financial statements as of and for the fiscal year ended September 30, 2003. Anderson's reports on the Company's consolidated financial statements as of and for the year ended September 30, 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's fiscal year ended September 30, 2003 and the subsequent interim period from October 1, 2003 through January 2, 2004, there were no disagreements with Anderson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anderson, would have caused Anderson to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.

         On December 14, 2004, the Company engaged Stegman as its successor independent audit firm. On December 14, 2004, the Company advised Beard Miller of its decision not to reengage Beard Miller for auditing services. The engagement of Stegman and the decision not to renew the Company's previous engagement of Beard Miller was approved by the Company's Audit Committee on December 14, 2004 and became effective on December 28, 2004, the date on which Beard Miller completed its audit of the Company's consolidated financial statements as of and for the year ended September 30, 2004.

         Beard Miller served as the Company's independent auditors to audit the Company's two most recent fiscal year ends. Beard Miller's reports on the Company's financial statements for each of those years (fiscal years ended September 30, 2003 and 2004) did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal year ends (fiscal years ended September 30, 2003 and 2004) and the subsequent interim period from October 1, 2004 through December 28, 2004, there were no disagreements with Beard Miller on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Beard Miller, would have caused Beard Miller to make reference to the subject matter of the disagreements in their report on the financial statements for such years.

         During the Company's two most recent fiscal year ends (fiscal years ended September 30, 2003 and 2004) and the subsequent interim period from October 1, 2004 through December 28, 2004, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the Company's two most recent fiscal year ends (fiscal years ended September 30, 2003 and 2004) and the subsequent interim period from October 1, 2004 through December 28, 2004, neither the Company, nor any party at its behalf, consulted with Stegman regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed;
 (ii) the type of audit opinion that might be rendered on the Company's financial statements; (iii) any matter that was the subject of a disagreement with Beard Miller on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure; or (iv) a "reportable event" as defined in Item 304(a)(1)(v) of Regulation S-K.

--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

         The Audit Committee of the Board of Directors (the "Audit Committee") has:

         1. Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2004 with the management of the Company.

         2. Discussed with the Company's independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

         3. Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements.

         Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2004 be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2004.

         The Audit Committee has reviewed the non-audit services currently provided by the Company's independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

                                      Members of the Audit Committee

                                      Henry V. Kahl
                                      H. Adrian Cox John J.
                                      Panzer, Jr. William J.
                                      Kappauf, Jr.


--------------------------------------------------------------------------------
               AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT
--------------------------------------------------------------------------------

         For the years ended September 30, 2004 and 2003, the Company was billed by its independent auditors for fees aggregating $103,940 and $100,115, respectively. Such fees were comprised of the following:

AUDIT FEES

         During the fiscal years ended September 30, 2004 and 2003, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal years ended September 30, 2004 and 2003 were $94,960 and $91,140, respectively.

AUDIT-RELATED FEES

         The Company paid no fees to its independent auditors for audit-related services for the fiscal years ended September 30, 2004 and 2003.

TAX FEES

         The aggregate fees billed to the Company for tax services by the Company's independent auditors for the fiscal years ended September 30, 2004 and 2003 were $8,980 and $8,975, respectively. Such fees were for tax return preparation.

ALL OTHER FEES

         No other fees were billed the Company's independent auditors for the fiscal years ended September 30, 2004 and 2003.


--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

         Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock (collectively, "Reports") and to furnish the Company with copies of all such Reports that are filed. Based solely on its review of such Reports or written representations that no such Reports were necessary that the Company received in the past fiscal year or with respect to the past fiscal year, management believes that during fiscal year 2004 all Reporting Persons have complied with these reporting requirements.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

         The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

         The Company's 2004 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.


--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

         For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than January 20, 2005. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending September 30, 2005, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 4111 E. Joppa Road,

 Suite 300, Baltimore, Maryland 21236 by no later than September 12, 2005. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    /s/ David M. Meadows

                                    David M. Meadows
                                    Secretary

 January 10, 2005
 Baltimore, Maryland



--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2004 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BCSB BANKCORP, INC., 4111 JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND 21236.

                                                                      APPENDIX A

                                     CHARTER
                                     OF THE
                              NOMINATING COMMITTEE
                                     OF THE
                    BOARD OF DIRECTORS OF BCSB BANKCORP, INC.

                      AS APPROVED BY THE BOARD OF DIRECTORS
                                ON MARCH 24, 2004



I.       AUTHORITY AND COMPOSITION

The Committee is established pursuant to Article II Section 13 of the Bylaws of BCSB Bankcorp, Inc. (the "Corporation"). Committee members should be appointed annually by the Board and may be replaced by the Board. None of the Committee members may be an officer of the Corporation. The Committee may appoint a Secretary, who need not be a Director. The Committee Chairman shall be appointed by the Board.

The Committee shall be comprised of at least three (3) members, each of whom shall meet the independence requirements of the Nasdaq and shall meet any other standards of independence as may be prescribed for purposes of any federal securities laws relating to the Committee's duties and responsibilities.

II.      PURPOSE OF THE COMMITTEE

The Committee's purpose is to assist the Board in identifying qualified individuals to become Board members and in determining the composition of the Board of Directors.

III.     RESPONSIBILITIES OF THE COMMITTEE

IN FURTHERANCE OF THIS PURPOSE, THE COMMITTEE SHALL HAVE THE FOLLOWING AUTHORITY AND RESPONSIBILITIES:

         1. To lead the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval at the annual meeting. The Committee shall select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to and existing members of the Board, in collectively serving the long-term interests of the stockholders.

         2. Recommend to the Board persons to be appointed as Directors in the interval between annual meetings of the Corporation's shareholders;

         3. Review the qualifications and independence of the members of the Board on a regular periodic basis and make any recommendations the Committee members may deem appropriate from time to time concerning any recommended changes in the composition of the Board; and

         4. Establish a policy, if deemed appropriate by the Committee, with regard to the consideration of director candidates recommended by stockholders.

WITH RESPECT TO THE RESPONSIBILITIES LISTED ABOVE, THE COMMITTEE SHALL:

         1.       Report regularly to the Board on its activities;

         2. Maintain minutes of its meetings and records relating to those meetings and the Committee's activities;

         3. Form and delegate authority to subcommittees of one or more Committee members when appropriate;

         4. Review and reassess the adequacy of this Charter annually and recommend to the Board any proposed changes to this Charter; and

         5.       Annually review the Committee's own performance.

IV.      GENERAL

IN PERFORMING THEIR RESPONSIBILITIES, COMMITTEE MEMBERS ARE ENTITLED TO RELY IN GOOD FAITH ON INFORMATION, OPINIONS, REPORTS OR STATEMENTS PREPARED OR PRESENTED
BY:

         1. One or more officers and employees of the Corporation whom the Committee member reasonably believes to be reliable and competent in the matters presented;

         2. Counsel, independent auditors, or other persons as to matters which the Committee member reasonably believes to be within the professional or expert competence of such person; or

         3. Another committee of the Board as to matters within its designated authority which committee the Committee member reasonably believes to merit confidence.

                                 REVOCABLE PROXY

                               BCSB BANKCORP, INC.
                               BALTIMORE, MARYLAND


                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 9, 2005

         The undersigned hereby appoints the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of BCSB Bankcorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland, on Wednesday, February 9, 2005, at 4:00 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                                                      VOTE
                                                                        FOR         WITHHELD
                                                                        ---         --------
       1.         The election as directors of all
                  nominees listed below (except as
                  marked to the contrary below).                        /_/           /_/

                  Henry V. Kahl
                  P. Louis Rohe
                  Michael J. Klein

              INSTRUCTION:  TO WITHHOLD YOUR VOTE
              FOR ANY OF THE INDIVIDUALS NOMINATED, INSERT
              THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

              ------------------------------------

                                                                         FOR           AGAINST             ABSTAIN
                                                                         ---           -------             -------
       2.     Proposal to ratify the appointment of Stegman & Company
              Professional Association
               as independent certified public accountants
              of the Company for the fiscal year ending
              September 30, 2005                                         /_/             /_/                 /_/

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITIONS.

--------------------------------------------------------------------------------
 THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement dated January 10, 2005.

Dated:
       -------------------------------




---------------------------------------     ------------------------------------
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER




---------------------------------------     ------------------------------------
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


         Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.